UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2021, Aditxt, Inc. (the “Company”) entered into a transaction agreement (the “Transaction Agreement”) with AiPharma Global Holdings LLC (“AiPharma Global”), pursuant to which the Company agreed to reach a definitive agreement (the “Definitive Agreement”) no later than November 30, 2021 to acquire a subsidiary (“AiPharma Subsidiary” or “Holdco”) of AiPharma Global, which is to own all of the assets of AiPharma Global following a restructuring of AiPharma Global, subject to certain termination rights described below. The Company previously announced that it had entered into a letter of intent to acquire a target company (the “Letter of Intent”), which was reported in the Company’s Current Report on Form 8-K dated August 25, 2021.

As previously disclosed in the Company’s Current Report on Form 8-K dated August 30, 2021, in connection with the Letter of Intent, the Company entered into a secured credit agreement dated August 27, 2021 (the “Credit Agreement”) with the target and certain affiliated entities, pursuant to which the Company made a secured loan to the target company in the principal amount of $6.5 million. In connection with the Credit Agreement, the Company entered into security agreements with certain affiliates of the target company.

On October 5, 2021, the Company issued a press release announcing signing of the Transaction Agreement and the identity of the target company as AiPharma Global. AiPharma Global is a biopharmaceutical company that holds directly, or through its affiliates worldwide (excluding Japan), exclusive rights to certain oral antiviral drugs that target COVID-19.

Pursuant to the Transaction Agreement, the Company also agreed to permit AiPharma Global to borrow an additional principal amount of $8.5 million (the “Additional Borrowings”) under the Credit Agreement. The Company and AiPharma Global agreed to amend the Credit Agreement and related documents as promptly as practicable and to extend the maturity date under the Credit Agreement to November 30, 2021.

The Transaction Agreement contemplates two events. First, upon the execution of the Definitive Agreement (the “Initial Closing”), AiPharma Global would acquire 19.99% of the Company’s common stock as of September 30, 2021, subject to the filing of the Company’s Quarterly Report on Form 10-Q (the “Initial Shares”), in exchange for 10% of the issued and outstanding equity interests of AiPharma Subsidiary. In addition, the Company would forgive all amounts then outstanding under the Credit Agreement, as amended. Following the execution of the Definitive Agreement, the Company has also agreed to take all necessary action to cause two individuals designated by AiPharma Global to be appointed to the board of directors of the Company.

The Transaction Agreement may be terminated: (i) by the mutual agreement of the parties, (ii) by either party if the Definitive Agreement has not been executed by November 30, 2021, (iii) by either party if there has been a material breach or any material failure to perform any covenant or agreement and such breach or failure has not been cured or is incapable of being cured, (iv) by the Company if the Company is not satisfied with certain due diligence conditions, (v) by the board of directors of the Company if it received a proposal that it deems to be superior to the AiPharma Global proposal described in the Transaction Agreement, (vi) by AiPharma Global if the Company breaches certain covenants under the Transaction Agreement restricting issuances of securities during the period from execution of the Transaction Agreement through the Initial Closing or termination of the Transaction Agreement, or (vii) if at any time prior to the Initial Closing or earlier termination of the Transaction Agreement, the Initial Shares and Secondary Shares (defined below) represent less than 50.1% of the issued and outstanding shares of the Company. In the event that the Transaction Agreement is terminated pursuant to (i) or (ii), AiPharma Global is required to pay the Termination Fee to the Company by November 30, 2021. The Credit Agreement provides for a termination fee of $4 million (the “Termination Fee”) in the event that the Definitive Agreement is not entered into by November 30, 2021.In the event that the Transaction Agreement is terminated by the Company pursuant to (iii) or (iv), AiPharma Global is required to pay the Termination Fee to the Company by November 30, 2021. In the event that the Transaction Agreement is terminated by AiPharma Global pursuant to (iii) or (vi), the Company is required to pay AiPharma Global a termination fee of $4 million and AiPharma Global is not required to pay the Termination Fee. In the event that the Transaction Agreement is terminated by AiPharma Global pursuant to (vii), the Company is not required to pay a termination fee and AiPharma Global is not required to pay the Termination Fee.

The Secondary Closing (as defined below) is conditioned upon certain closing conditions, including but not limited to: (i) the approvals of the stockholders of the Company of all matters required for the Secondary Closing, and (ii) Nasdaq approval of the issuance of shares to AiPharma Global at the Secondary Closing and the continued listing of the Company’s common stock following the Secondary Closing (collectively, the “Closing Conditions”).

The second event under the Transaction Agreement occurs upon the satisfaction of all Closing Conditions (the “Secondary Closing”), the Company shall issue an additional number of shares of the Company’s common stock, that yields 65.00% of the Company’s outstanding shares of common stock as of September 30, 2021 (the “Secondary Shares”) to AiPharma Global in exchange for all remaining equity interests of AiPharma Subsidiary.

The foregoing description of the Transaction Agreement is qualified in its entirety to the complete text of the Transaction Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and is intended to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, AiPharma Global or AiPharma Subsidiary.  The Transaction Agreement contains representations and warranties that the parties to the Transaction Agreement made to, and solely for the benefit of, each other.  The assertions embodied in those representations and warranties are subject, in some cases, to specified exceptions, qualifications, limitations and supplemental information, including knowledge qualifiers and contractual standards of materiality, such as materiality qualifiers and the occurrence of a material adverse effect, that are different from those generally applicable under federal securities law, as well as detailed information set forth in disclosure letter provided by us in connection with signing the Transaction Agreement.  In addition, some representations and warranties may have been included in the Transaction Agreement for the purpose of allocating risk between the Company, AiPharma Global and AiPharma rather than to establish matters as facts.  The Transaction Agreement is described in this Current Report on Form 8-K only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company or its business.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Transaction Agreement or a prior, specified date, (ii) in some cases they are subject to knowledge, materiality and material adverse effect qualifiers, and (iii) they are modified in important part by detailed information included in the disclosure letter.  Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find It

If the Definitive Agreement is entered into, it is contemplated by the Transaction Agreement that, a Proxy Statement / Registration Statement on Form S-4 (the “Registration Statement”) will be filed with the Securities and Exchange Commission (the “SEC”), which will include preliminary and definitive proxy statements to be distributed to Aditxt’s shareholders in connection with Aditxt’s solicitation for proxies for the vote by Aditxt’s shareholders in connection with the proposed transaction  and other matters specified in the Proxy Statement / Registration Statement, as well as the prospectus relating to the offer of securities to be issued to AiPharma Global’s shareholders in connection with the completion of the proposed transaction.  After the Proxy Statement / Registration Statement has been filed and declared effective, Aditxt will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination.  WE URGE INVESTORS TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE DEFINITIVE AGREEMENT.  Investors will be able to obtain free copies of these materials on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Aditxt, Inc., 737 N. Fifth Street, Suite 200, Richmond, VA 23219, Attn: Amro Albanna, Chief Executive Officer.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and AiPharma Global may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction.  Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2021 annual meeting filed with the SEC on April 5, 2021.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the Proxy Statement / Registration Statement on Form S-4 and other materials to be filed with the SEC in connection with the Definitive Agreement.

ITEM 8.01.  OTHER EVENTS.

On October 5, 2021, the Company issued a press release announcing the signing of the Transaction Agreement.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: October 7, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
President

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